Exhibit 23.1

WSJ & PARTNERS (AF 002020)

(Registered with PCAOB and MIA)

Latitude, F-3-10, Jalan C180/1, Cheras, Selangor Darul Ehsan 43200
Tel: +619-2802989          |          Email: info@wsj-partners.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form F-3 of our report dated January 20, 2026, relating to the consolidated financial statements appearing in the Annual Report on our audit of the consolidated financial statements of Zenta Group Company Limited for the fiscal year ended September 30, 2025.

We also consent to the reference to our Firm under the caption “Experts” appearing in such Registration Statement.

/s/ WSJ and Partners

Kuala Lumpur, Malaysia

September 22, 2026